Exhibit 99.2

Creatd, Inc. Completes Underwritten Public Offering, Raising $7,762,500 Before Over-Allotment

In connection with the Offering and Uplisting to the Nasdaq Capital Market, the Company, formerly Jerrick Media Holdings, Inc., effected its name change to Creatd, Inc.

FORT LEE, N.J., Sept. 15, 2020 /PRNewswire/ -- Creatd, Inc. (NASDAQ: CRTD) ("Creatd" or the "Company"), the parent company and creator of the Vocal platform, today announced the closing of its public offering of 1,725,000 units of securities at $4.50 per unit, for total proceeds of $7,762,500. Each unit consisted of one share of the Company's common stock and one warrant to purchase one share of common stock, the warrant being immediately exercisable at a price of $4.50 per share and expiring 5 years from the date of issuance. The Company's common stock and warrants began trading on the Nasdaq Capital Market on September 11, 2020, under the symbols "CRTD" and "CRTDW," respectively.

Additionally, Creatd has granted the underwriters a 45-day option to purchase 258,750 additional shares of common stock and/or 258,750 additional warrants to cover over-allotments, if any.

The Benchmark Company, LLC acted as the lead book-running manager for the offering. Aegis Capital Corp. and Brookline Capital Markets, a division of Arcadia Securities, LLC, acted as co-managers for the offering.

A registration statement relating to the offering of these securities was declared effective by the Securities and Exchange Commission (the "SEC") on September 10, 2020. Copies of the registration statement can be accessed by visiting the SEC's website at www.sec.gov. The offering was made only by means of a prospectus. A copy of the final prospectus relating to the offering may be obtained by visiting the SEC's website or from: The Benchmark Company, LLC: Equity Syndicate Department, 150 East 58th Street, 17th floor, New York, NY 10155 or by telephone at (212) 312-6700.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, securities of the Company, and no offer or sale of the Company's securities shall be made in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Creatd

Creatd, Inc., the parent company and creator of the Vocal platform, empowers content creators and brands through technology and data-driven innovation. Creatd identifies opportunities within the digital platform and content monetization space, and leverages them through their proprietary Vocal technology, as well as through complementary digital businesses including Vocal for Brands and Seller's Choice. Since launching in 2016, Vocal has become home to over 650,000 content creators and brands of all shapes and sizes, attracting audiences across its network of wholly owned and operated communities. For more information about Creatd:

Creatd: https://creatd.com

Vocal Platform: https://vocal.media

Investor Relations Contact: ir@jerrick.media

Forward Looking Statements

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